AMENDMENT NO. 1 TO THE SCHEDULE A OF THE INVESTMENT ADVISORY AGREEMENT

This schedule A to the Investment Advisory Agreement dated July 16, 2001 (the "Agreement") between PBHG Funds and Pilgrim Baxter & Associates, Ltd., amended as of the _____ day of _____ to add PBHG Small Cap Value Fund, sets forth pursuant to Section 5 of this Agreement, the compensation each Portfolio shall pay the Adviser. Such compensation shall be computed daily at the annual rate of the Portfolio's average daily net assets as follows and shall be paid monthly at the end of each month.

PBHG Funds

         PBHG Growth Fund                                                 0.85%
         PBHG Emerging Growth Fund                                        0.85%
         PBHG Large Cap Growth Fund                                       0.75%
         PBHG Select Equity Fund                                          0.85%
         PBHG Cash Reserves Fund                                          0.30%
         PBHG Technology & Communications Fund                            0.85%
         PBHG Core Growth Fund                                            0.85%
         PBHG Limited Fund                                                1.00%
         PBHG Large Cap 20 Fund                                           0.85%
         PBHG Large Cap Fund                                              0.65%
         PBHG Mid-Cap Fund                                                0.85%
         PBHG Strategic Small Company Fund                                1.00%
         PBHG Small Cap Fund                                              1.00%
         PBHG Focused Fund                                                0.85%
         PBHG New Opportunities Fund                                      1.00%
         PBHG Global Technology & Communications Fund                     1.50%
         PBHG Wireless & Telecom Fund                                     1.25%
         PBHG IRA Capital Preservation Fund                               0.60%
         PBHG Disciplined Equity Fund                                     0.70%
         PBHG New Perspective Fund                                        1.00%
         PBHG REIT Fund                                                   0.85%
         PBHG Clipper Focus Fund                                          1.00%
         PBHG Small Cap Value Fund                                        1.00%



PBHG Funds                                     Pilgrim Baxter & Associates, Ltd

By:_________________________                   By:_________________________

Title:________________________                 Title:________________________